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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports, dated January 28, 1994 (February 15, 1994, as to
Note 14), appearing and incorporated by reference in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1993, and to the reference to us under the heading "Experts" and "Summary-- Selected Historical and Pro Forma Financial Data (Unaudited)" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Seattle, Washington
October 4, 1994